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                                                                    EXHIBIT 10.8

                              E*TRADE GROUP, INC.

                   AMENDMENT TO NOTE SECURED BY DEED OF TRUST


The Note Secured by Deed of Trust dated March 17, 2000 between E*TRADE Group, Inc. and Theodore J. Theophilos (the "Note") is hereby amended, effective ___________ as follows:

1.  Section 6 (g ) is hereby amended in its entirety to read as follows:

g. the expiration of the two (2)-month period following the date the Maker ceases for any reason to remain in the Corporation's employ, provided, however that if Maker ceases to remain in the Corporation's employ due to an Involuntary Termination, such acceleration shall occur one (1) year following the Involuntary Termination;

2. For purposes of the Note an "Involuntary Termination" shall mean the termination of Maker's Service by reason of: (i) the Maker's involuntary dismissal or discharge by the Company for reasons other than for Misconduct, or
(ii) the Maker's voluntary resignation following (A) a change in Maker's position with the Company (or Parent or Subsidiary employing Maker)which materially reduces Maker's duties and responsibilities, (B) a reduction in Maker's level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based incentive programs) by more than fifteen percent (15%) or (C) a relocation of Maker's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Maker's consent. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Maker, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any other intentional misconduct by such person adversely affecting the business or affairs of the Company in a material manner.

3. Except as modified by this Amendment, all the terms and provisions of the Note as in effect on the date hereof shall continue in full force and effect.



     E*TRADE GROUP, INC.

     by: /s/ Christos M. Cotsakos
         --------------------------

     title: Chairman of the Board and Chief Executive Officer
            -------------------------------------------------


     /s/ Theodore J. Theophilos
     ------------------------------
     THEODORE J. THEOPHILOS